EXHIBIT 10.1


                       AMENDMENT TO EMPLOYMENT AGREEMENT

                    AMENDMENT made and entered into as of this 11th day of April, 1997 by and between DYNAMICS CORPORATION OF AMERICA, a New York corporation ("DCA") and Andrew
          Lozyniak (the "Executive").

                    WHEREAS, DCA and the Executive have previously entered into an Employment Agreement as of February 1, 1996 (the "Agreement"); and

                    WHEREAS, DCA, and the Executive desire to amend the Agreement in accordance with Article Tenth thereof.

                    NOW, THEREFORE, DCA and the Executive hereby agree as follows:

                    1. Part A. of Article Fourth of the Agreement is hereby amended in its entirety to read as follows:

               FOURTH: A. In the event of the occurrence of a Change in Control at any time during the Employment Period, the Executive shall have the right to terminate this Employment Agreement upon thirty days written notice given at any time within 3 months after the occurrence of the Change in Control. If the Executive shall have terminated this Employment Agreement pursuant to the foregoing provisions of this part A, or if DCA, any successor ("Successor") of DCA (whether by merger, consolidation or otherwise), or any parent ("Parent") of DCA or of any such successor shall have terminated this Employment Agreement during such three month period, DCA or the Successor or Parent, as the case may be, shall pay to the Executive as compensation, in a lump sum on the date of such termination, in lieu of any further compensation provided for in Article SECOND hereof, an amount equal to five times the sum of (a) two-thirds of the aggregate regular compensation provided for in part A of said Article SECOND, at the rate in effect at the time of such termination or, if greater, at the rate in effect on the date of the Change in Control and (b) two-thirds of the largest amount earned by the Executive as stock and cash bonuses for any of the five fiscal years preceding that in which termination occurs.

               In addition, DCA or the Successor or Parent, as the case may be, (a) shall pay in a single lump sum to Security Mutual Life Insurance Company of New York, to be held in a side fund in escrow by said carrier to pay when due the annual premiums on the Policy, an amount equal to ten (10) times the amount of the last annual premium payment on the Policy made prior to the date of the Change in Control, (b) shall forfeit all rights under the Collateral Assignment to be repaid the aggregate amount of all premiums paid on the Policy prior to, on or after the date of termination, and (c) shall release and waive all rights under the Collateral Assignment, shall not endanger in any way any benefit available to the Executive under the Policy and shall not be entitled to any further rights or interest in the Policy.

                    2. Article Fourth of the Agreement is hereby further amended by adding new parts C. and D. thereto as follows:

               C.  For purposes of this Agreement, the
               following terms shall have the following meanings:

               A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (I)  any Person is or becomes the Beneficial
               Owner, directly or indirectly, of securities of DCA (not including in the securities beneficially owned by such Person any securities acquired directly from DCA or its Affiliates) representing 25% or more of the combined voting power of DCA's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

               (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors of DCA (the "Board"): individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of DCA) whose appointment or election by the Board or nomination for election by DCA's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (III)  there is consummated a merger or
               consolidation of DCA or any direct or indirect subsidiary of DCA with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of DCA outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of DCA or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of DCA (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of DCA (not including in the securities Beneficially Owned by such Person any securities acquired directly from DCA or its Affiliates other than in connection with the acquisition by DCA or its Affiliates of a business) representing 25% or more of the combined voting power of DCA's then outstanding securities; or

               (IV) the stockholders of DCA approve a plan of complete liquidation or dissolution of DCA or there is consummated an agreement for the sale or disposition by DCA of all or substantially all of DCA's assets, other than a sale or disposition by DCA of all or substantially all of DCA's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of DCA in substantially the same proportions as their ownership of DCA immediately prior to such sale.

               "Person" shall have the meaning given in
               Section 3(a)(9) of the Exchange Act, as
               modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) DCA or any of its subsidiaries,
               (ii) a trustee or other fiduciary holding securities under an employee benefit plan of DCA or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
               (iv) a corporation owned, directly or
               indirectly, by the stockholders of DCA in substantially the same proportions as their ownership of stock of DCA.

               "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

               "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

               "Exchange Act" shall mean the Securities
               Exchange Act of 1934, as amended from time to time.

               D.   If any of the payments or benefits
               received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with DCA, any Person whose actions result in a Change in Control or any Person affiliated with DCA or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to any tax (the "Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), DCA or the Successor or Parent, as the case may be, shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

               For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, DCA's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code,
               (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the "base amount" (with the meaning of section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of the Executive's termination of employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to DCA, or the Successor or Parent, as the case may be, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), DCA or the Successor or Parent, as the case may be, shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and DCA or the Successor or Parent, as the case may be, shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                    Except as set forth above, the Agreement is hereby ratified and confirmed in all respects.

                    IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first written above.


                                   DYNAMICS CORPORATION OF AMERICA

                                   By:  /s/ Henry V. Kensing
                                       ----------------------------


                                         /s/ Andrew Lozyniak
                                       ----------------------------
                                           ANDREW LOZYNIAK